EXHIBIT 10.27
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                               THIRD AMENDMENT TO
                        EMPLOYMENT CONTINUATION AGREEMENT


     WHEREAS, on September 29, 1998, Dollar Thrifty Automotive Group, Inc. (the "Company") and Joseph E. Cappy (the "Executive") entered into an Employment Continuation Agreement (the "Agreement"), as amended by a First Amendment thereto on April 23, 2001 and a Second Amendment thereto on May 7, 2001; and

     WHEREAS, the Company and the Executive wish to amend the Agreement pursuant to their reserved rights under Section 17 of the Agreement.

     NOW, THEREFORE, the Agreement is amended as follows:

     1.   Section 1(e) of the Agreement is hereby deleted in its entirety:

     2. Section 9 of the Agreement is hereby deleted in its entirety and replaced with the following:

          9. Confidentiality; Nonsolicitation. (a) During the Term, the Company agrees that it will disclose to Executive its confidential or proprietary information (as defined in this Section 9(a)) to the extent necessary for Executive to carry out his obligations to the Company. The Executive hereby covenants and agrees that he will not, without the prior written consent of the Company, during the Term or thereafter disclose to any person not employed by the Company, or use in connection with engaging in competition with the Company, any confidential or proprietary information of the Company. For purposes of this Agreement, the term "confidential or proprietary information" will include all information of any nature and in any form that is owned by the Company and that is not publicly available (other than by Executive's breach of this Section 9(a)) or generally known to persons engaged in businesses similar or related to those of the Company. Confidential or proprietary information will include, without limitation, the Company's financial matters, customers, employees, industry contracts, strategic business plans, product development (or other proprietary product data), marketing plans, and all other secrets and all other information of a confidential or proprietary nature. For purposes of the preceding two sentences, the term "Company" will also include any Subsidiary (collectively, the "Restricted Group"). The foregoing obligations imposed by this Section 9(a) will not apply (i) during the Term, in the course of the business of and for the benefit of the Company, (ii) if such confidential or proprietary information will have become, through no fault of the Executive, generally known to the public or (iii) if the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement).

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          (b) The Executive hereby covenants and agrees that during the Term and during the Continuation Period, the Executive will not, without the prior written consent of the Company, which consent shall not unreasonably be withheld, on behalf of Executive or on behalf of any person, firm or company, directly or indirectly, attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Restricted Group to give up, or to not commence, employment or a business relationship with the Restricted Group.

     3. Paragraph 2 of Annex A is hereby deleted in its entirety and replaced with the following:

          2. Employment Continuation Pay. A lump sum payment in an amount equal to (a) the sum of the Executive's Base Pay and Incentive Pay, multiplied by (b) three.

     IN WITNESS WHEREOF, the parties have caused this Third Amendment to the Agreement to be duly executed and delivered on the 19th day of November, 2001.


                                       _________________________________________
                                       Joseph E. Cappy, Executive


                                       DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


                                       By:______________________________________
                                          Steven B. Hildebrand
                                          Executive Vice President and Chief
                                          Financial Officer


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